UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     November 19, 2008

TRENWICK GROUP LTD
(Exact name of registrant as specified in its charter)
BERMUDA
(State or other jurisdiction of incorporation)
1-16089	98-0232340
(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Michael Morrison, John Wardrop Joint Liquidators Trenwick Group Limited Crown House, 4 Par-La-Ville Road Hamilton HM 08, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

(441) 295-5063
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

Hamilton, Bermuda (November 19, 2008): The Joint Liquidators (“JLs”) of Trenwick Group Limited (“the Company” or “TGL”) are providing holders of the Company's Common Shares, par value $0.10 per share (the "Common Shares") with a status report of the affairs of the Company. The Company's current reports on Form 8-K are available free of charge at the SEC's website www.sec.gov.

1. Company Background

In August 2003, insolvency proceedings were initiated in both the United States and Bermuda. The Supreme Court of Bermuda ( the “Bermuda Court”) ordered that Michael Morrison, of KPMG Advisory Limited in Bermuda, and John Wardrop of KPMG LLP in England be appointed Joint Provisional Liquidators to the Company (the “Joint Provisional Liquidators”) and the Company’s subsidiary company, LaSalle Re Holdings Limited (“LSRH”).

Concurrently Trenwick America Corporation (“TAC”), along with the Company and LSRH, filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”), to run in parallel with the provisional liquidation in Bermuda. In 2003 and 2004, the U.S. Bankruptcy Court approved the sale of certain of the Company’s former UK-based affiliates and the reorganization of TAC, the holding company of TGL’s U.S. insurance entities, pursuant to which these former affiliates were separated from TGL.

As a result, TAC and its successor, Trenwick America LLC(1) (“TALLC”), is no longer affiliated with TGL (or any of TGL’s subsidiaries) and TGL has no material economic interest in TALLC or its affiliates except for its holding of certain securities issued by TALLC (see section 3.3 below).

Since there were insufficient assets to support the reorganization of the Company and LSRH, the U.S. Bankruptcy Court dismissed the Company and LSRH’s cases in 2004 in deference to the ongoing Bermudian liquidation proceedings. Following the dismissal of their chapter 11 cases, the JPLs of the Company and LSRH filed petitions under section 304 of the U.S. Bankruptcy Code and applications for certain injunctive relief (the “304 Petitions”) with the U.S. Bankruptcy Court. The impetus behind the 304 Petitions was to investigate, and, if appropriate, prosecute various claims and causes of action that might exist in favour of the Company and LSRH, and to protect and preserve the Company’s and LSRH’s assets. The relief sought in the 304 Petitions was granted by court orders of the U.S. Bankruptcy Court dated May 26, 2005.

TGL was subsequently placed into liquidation by the Bermuda Court on November 4, 2005 and Mike Morrison and John Wardrop were appointed as TGL’s permanent Joint Liquidators. As at the time of the JLs’ appointment, TGL had no material cash assets with which to pay for its liquidation costs and expenses. As such, the Company’s liquidation fees and expenses had to be partially funded by certain stakeholders and such funding ranked as an administration expense in priority to other unsecured claims against TGL.

_________________________

(1)    On August 15 2005 substantially all of TAC’s assets and liabilities were transferred to TALLC. As a result of this reorganization TALLC owns, directly or indirectly all of the voting securities of Trenwick America Reinsurance Company (“TARCO”), TARCO’s subsidiaries Trenwick America Service Corporation (“TASCO”) and the Insurance Company of New York, which is currently in rehabilitation under the supervision of the New York Insurance Department.

2. Current status of TGL’s liquidation

The JLs have made substantial progress in the affairs of TGL and its subsidiaries. In particular, on 27 February 2008 the JLs entered into a binding agreement with a number of parties in respect of the sale of TGL’s economic interests as well as the determination of certain debt obligations to a number of parties (the “Transaction”). The JLs have also completed a number of smaller non-material transactions relating to the Company.

The completion of the Transaction was instrumental in allowing TGL and its remaining subsidiaries to finalise their respective liquidations given that the Transaction resulted in the cancellation of certain guarantees that TGL, and other subsidiaries of TGL, had provided to a syndicate of lending banks in respect of Letters of Credit (“LOCs”) supporting TGL’s former Lloyd’s of London underwriting activities. The existence of the guarantee had meant that TGL had a significant external contingent creditor (i.e. a debt owing to a party outside of the TGL group of companies).

Following the completion of the Transaction, on June 4, 2008 the JLs of the Company advertised the notice of the proposed bar date for claims and the Company’s creditors where given a deadline of July 3, 2008 in which to submit any outstanding claims against TGL. Submitted claims in the Company’s liquidation totalled approximately US$127 million and US$87 million of these claims related to an inter-company loan note in favour of TGL’s subsidiary LaSalle Re Ltd (see section 3.2 below). The balance of the claims submitted to TGL related almost exclusively to a subordinated claim in respect of contingent capital.

3. TGL’s remaining assets

The timing of the completion of the Company’s liquidation is dependent on the completion of the liquidation of its subsidiaries and realisation of any remaining assets. These subsidiaries and the status of their liquidations is outlined below along with a description of the final realizable asset.

3.1 LSRH

Under the terms of the Transaction, all pending litigation between the LOC Banks, LSRH, TGL and various other stakeholders were terminated or dismissed. As a result the legal action regarding the outcome of the first meeting of creditors was dismissed and the Bermuda Court sanctioned the appointment of John Wardrop and Mike Morrison as the JLs of LSRH by Order of the Bermuda Court dated April 13, 2008.

On May 21, 2008 the JLs of LSRH advertised the notice of the proposed bar date for claims. LSRH’s creditors were requested to submit their claims by June 4, 2008 and following the bar date for claims by creditors the JLs of LSRH were able to determine that there were surplus funds left in LSRH with which to make a distribution to LSRH’s preferred shareholders. These preferred shareholders had, in aggregate, a US$75 million priority claim against LSRH and ranked ahead of LSRH’s common shareholder, TGL.

The JLs announced their intention to make an initial distribution of substantially all of LSRH’s remaining shareholder surplus to LSRH’s preferred shareholders in an 8K dated February 27 2008. This was followed by a further 8K dated July 7, 2008 which outlined the exact quantum and timing of the distribution. The initial distribution of a liquidation dividend of $10.50 per series A preferred share was paid on July 28, 2008 to the holders of series A preferred stock of record on the books of the Company at the close of business on July 17, 2008.

This initial distribution to LSRH’s series A preferred shareholders totalled approximately $31.5 million. As such, substantially all of LSRH’s affairs have been concluded, save for the collection of relatively small receivables in respect of the inter company debts owed by TGL to LaSalle Re (see section 3.2 below).

3.2 LaSalle Re Ltd

LaSalle, a wholly owned subsidiary of the Company, is a Bermudian Class 3 registered reinsurance company (in December 2007 the Company successfully applied to the Bermuda Monetary Authority to have the Company reclassified from a Class 4 to a Class 3 reinsurer pursuant to the Bermuda Insurance Act 1978) and has been in run-off since 2002.

LaSalle proposed a Scheme of Arrangement under Section 99 of the Bermuda Companies Act 1981 (the “Scheme”) with its reinsurance creditors and the Scheme was subsequently approved by LaSalle’s creditors and sanctioned by the Bermuda Court on April 27, 2007. Under the terms of the Scheme, Scheme Creditors were required to submit all reinsurance claims against LaSalle by August 30, 2007. In January this year, LaSalle paid its final remaining reinsurance liabilities under the Scheme and the Scheme was terminated on January 22, 2008.

Following the completion of the Scheme, LaSalle was placed into member’s voluntary liquidation on March 13, 2008 and Mike Morrison and Malcolm Butterfield were appointed Joint Liquidators at the commencement of the member’s voluntary liquidation. LaSalle’s liquidators distributed substantially all of LaSalle’s remaining shareholder surplus of approximately $32 million to LSRH on July 21, 2008 and at the same time the liquidators of LaSalle assigned LaSalle’s remaining contingent assets to its parent, LSRH. These contingent assets included the inter company loan owed by TGL to LaSalle for approximately US$87 million.

3.3 Senior notes issued by Trenwick America LLC

TGL has a US$5 million interest in Senior and Junior Subordinated Secured Notes (the “TALLC Notes”) issued by TALLC. At this stage the JLs are unable to estimate what the likely realizable value for the TALLC Notes might be although it is not expected that the TALLC Notes will be redeemed at, or even close to, their aggregate face value (i.e. US$5 million).

The JLs are currently exploring possible ways of monetizing their economic interest in the TALLC Notes. However, as stated previously, in light of the inter-company debt between TGL and LSRH, any realisations from the TALLC Notes, after payment of the liquidation fees and expenses, will flow to its subsidiary LSRH and ultimately to LSRH’s preferred shareholders.

4. Prospects for the holders of TGL’s common shares

Based on the above, having obtained the extent of the current liabilities of the Company and as a result of inter-company debts between the Company and its subsidiaries, the JLs are of the opinion that all of the remaining economic interest in the Company resides with the Company’s subsidiary LSRH.

As such, any future asset recoveries that the JLs of the Company may be able to realise from the Company’s estate will flow to LSRH and ultimately to the holders of LSRH's Series A Preferred Shares.

As a consequence, the JLs of the Company are of the opinion that there is no realistic prospect of a distribution to the holders of the Company's common shares.

5. Future reporting

The JLs intend to continue to limit TGL’s public announcements in the future to material events relating to the Company’s winding-up (liquidation) proceedings in Bermuda. We intend to disclose any such event to the public by filing with the SEC a Current Report on Form 8-K. Reports on the Company’s affairs are not mailed to shareholders of the Company, unless we are required to do so or unless we believe, in our sole judgment, that it is in the best interest of the Company’s shareholders.

The Company’s current reports on Form 8-K are available free of charge at the SEC’s website www.sec.gov.

6. Special Note Regarding "Forward Looking Statements”

This report contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act concerning current expectations about the winding-up of the Company, including the expected net asset value of LaSalle, expected distributions to Series A Preferred Shareholders and other statements identified by the words "expects," "estimated," "believes" and "intend" and similar expressions. Such statements are subject to conditions, risks and uncertainties that may materially affect the actual results of the winding-up of the Company. These factors are described herein and include contingencies and claims that could affect the Company’s winding-up and dissolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Trenwick Group Limited (in liquidation)

Date:  November 19, 2008

By:	/s/ Michael Morrison
Name: Michael Morrison Title: Joint Liquidator

By:	/s/ John Wardrop
Name: John Wardrop Title: Joint Liquidator

The Joint Liquidators act without personal liability.